Exhibit 10.14

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

LICENSE AGREEMENT

between

PHARMACYCLICS LLC

and

XYNOMIC PHARMACEUTICALS, INC.

Dated as of February 23, 2017

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES	7

2.1	Development	7
2.2	Regulatory Matters	8
2.3	Records; Reports; Alliance Manager	8
2.4	Commercialization	9
2.5	Supply of Licensed Compounds	9
2.6	Subcontracting	9
2.7	Manufacturing Technology Transfer	10

ARTICLE 3	GRANT OF RIGHTS	10

3.1	Grants to Xynomic	10
3.2	Grants to Pharmacyclics	10
3.3	Sublicenses	10
3.5	No Other Rights Granted by Pharmacylics	11

ARTICLE 4	PAYMENTS AND RECORDS	11

4.1	Upfront Payment	11
4.3	Regulatory Milestones	12
4.5	Royalties	12
4.6	Royalty Payments and Reports	12
4.7	Mode of Payment; Offsets	12
4.8	Taxes	13
4.9	Interest on Late Payments	13
4.10	Financial Records	13
4.11	Audit	13
4.12	Audit Dispute	13
4.13	Confidentiality	14
4.14	No Other Compensation

ARTICLE 5	INTELLECTUAL PROPERTY	14

5.1	Ownership of Intellectual Property	14
5.2	Maintenance and Prosecution of Patents	15
5.3	Enforcement of Patents	15
5.4	Infringement Claims by Third Parties	16
5.5	Invalidity or Unenforceability Defenses or Actions	17
5.6	Third Party Licenses	17
5.7	Product Trademarks	18
5.8	Inventor’s Remuneration	18

ARTICLE 6	PHARMACOVIGILANCE AND SAFETY	18

6.1	Pharmacovigilance	18

i

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

ARTICLE 7	CONFIDENTIALITY AND NON-DISCLOSURE	19

7.1	Confidentiality Obligations	19
7.2	Permitted Disclosures	19
7.3	Use of Name	20
7.4	Public Announcements	20
7.5	Publications	21
7.6	Trade Secrets	21
7.7	Return of Confidential Information	22
7.8	Survival	22

ARTICLE 8	REPRESENTATIONS AND WARRANTIES	22

8.1	Mutual Representations and Warranties	22
8.2	Additional Representations and Warranties of Pharmacyclics	22
8.3	Additional Representations and Warranties of Xynomic	24
8.4	DISCLAIMER	25

ARTICLE 9	INDEMNITY	25

9.1	Indemnification of Pharmacyclics	25
9.2	Indemnification of Xynomic	25
9.3	Notice of Claim	26
9.4	Control of Defense	26
9.5	Special, Indirect, and Other Losses	27
9.6	Insurance	27

ARTICLE 10	TERM AND TERMINATION	28

10.1	Term	28
10.2	Termination for Material Breach	28
10.3	Additional Termination by Pharmacyclics	28
10.5	Termination for Bankruptcy, Insolvency or Similar Event	29
10.6	Termination in Entirety	29
10.7	Termination of Terminated Territory	30
10.8	Transition Assistance	31
10.9	Remedies	31
10.10	Accrued Rights; Surviving Obligations	31

ARTICLE 11	MISCELLANEOUS	32

11.1	Force Majeure	32
11.2	Export Control	32
11.3	Assignment	32
11.4	Severability	32
11.5	Governing Law, Jurisdiction and Service	32
11.6	Dispute Resolution	33
11.7	Notices	33

ii

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.8	Entire Agreement; Amendments	34
11.9	Waiver and Non-Exclusion of Remedies	34
11.10	English Language	34
11.10	No Benefit to Third Parties	35
11.11	Further Assurance	35
11.12	Relationship of the Parties	35
11.13	Counterparts; Facsimile Execution	35
11.14	References	35
11.15	Construction	35

SCHEDULES

Schedule 1.40	Licensed Compounds
Schedule 2.6	Development and Supply Agreements
Schedule 2.8	Manufacturing Technology Transfer
Schedule 7.4	Initial Press Release
Schedule 8.2.7	Pharmacyclics Patents
Schedule 11.6.2	ADR Procedures

iii

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into effective as of February 23, 2017 (the “Effective Date”) by and between Pharmacyclics LLC, a Delaware limited liability company wholly owned by AbbVie Inc. (“Pharmacyclics”), and Xynomic Pharmaceuticals, Inc., a Wyoming corporation (“Xynomic”). Pharmacyclics and Xynomic are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Pharmacyclics controls certain intellectual property rights with respect to the Licensed Compounds (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, Pharmacyclics wishes to grant to Xynomic, and Xynomic wishes to take, an exclusive license under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1. “Alliance Manager” has the meaning set forth in Section 2.3.3.

1.2. “Accounting Standards” with respect to a Party means that such Party shall maintain records and books of accounts in accordance with United States Generally Accepted Accounting Principles.

1.3. “ADR” has the meaning set forth in Section 11.6.1.

1.4. “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.5. “Agreement” has the meaning set forth in the preamble hereto.

1.6. “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity and/or country or other jurisdiction hereunder.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.7. “Audit Arbitrator” has the meaning set forth in Section 4.11.

1.8. “Breaching Party” has the meaning set forth in Section 10.2.1.

1.9. “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.10. “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1.

1.11. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.12. “Centralized Approval Procedure” means the procedure through which an MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.13. “CFDA” means China Food and Drug Administration and any successor agency or authority having substantially the same function.

1.14. “China” means the People’s Republic of China, excluding, for the purpose of this Agreement only, Hong Kong, Macao and Taiwan.

1.15. “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Licensed Compound or Licensed Product, including activities related to marketing, promoting, distributing, and importing such Licensed Compound or Licensed Product, and interacting with Regulatory Authorities regarding any of the foregoing. For clarity, Commercialization does not include Manufacturing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.16. “Commercially Reasonable Efforts” means [****].

1.17. “Confidential Information” means any proprietary or non-public technical, business, or other information or data provided orally, visually, in writing or other form by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Effective Date, including information relating to the terms of this Agreement, a Licensed Compound or any Licensed Product (including the Regulatory Documentation ), any Exploitation of a Licensed Compound or any Licensed Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Pharmacyclics Know-How and Xynomic Know-How, as applicable), or the scientific, regulatory or business affairs or other activities of the disclosing Party. Notwithstanding anything contrary contained herein and for purposes of the confidentiality and non-use obligations under this Agreement, the Confidential Information relating to a Licensed Compound or any Licensed Product developed by or on behalf of Pharmacyclics prior to the Effective Date shall also be deemed the Confidential Information of Xynomic, which may not be disclosed by Pharmacyclics without Xynomic’s prior written consent. For clarity, the Confidential Information relating to a Licensed Compound or any Licensed Product developed by or on behalf of Pharmacyclics prior to the Effective Date shall remain to be the Confidential Information of Pharmacyclics, which may not be disclosed by Xynomic without Pharmacyclics’ s prior written consent.

1.18. “Control” means, with respect to any item of Know-How, Regulatory Documentation, material, Patent, or other property right existing on or after the Effective Date and during the Term, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 3.1 or Section 3.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Know-How, Regulatory Documentation, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding the foregoing, no Patents or Know-How will be “Controlled” by Pharmacyclics hereunder if such Patents or Know-How are owned or in-licensed by a Third Party that becomes an Affiliate of Pharmacyclics after the Effective Date as a result of Pharmacyclics (a) acquiring such Third Party or a portion of the business of such Third Party or (b) being acquired by such Third Party (in each case, whether by merger, stock purchase or purchase of assets).

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.19.  “Default Notice” has the meaning set forth in Section 10.2.1.

1.20. “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.

1.21. “Dispute” has the meaning set forth in Section 11.6.

1.22. “Dollars” or “$” means United States Dollars.

1.23. “Drug Approval Application” means a New Drug Application as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.24. “Effective Date” has the meaning set forth in the preamble hereto.

1.25. “EMA” means the European Medicines Agency and any successor agency or authority having substantially the same function.

1.26. “European Union” means the economic, scientific, and political organization of member states of the European Union as it is constituted as of the Effective Date.

1.27. “Exploit” or “Exploitation” means to make, have made, import, use, sell, or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of.

1.28.  “FDA” means the United States Food and Drug Administration and any successor agency or authority having substantially the same function.

1.29. “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.30. “Field” means all human and non-human diagnostic, prophylactic, and therapeutic uses.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.31. “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale to a Third Party for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as or including so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales” shall not be construed as a First Commercial Sale.

1.32. “Good Manufacturing Practice” or “GMP” means the current good manufacturing practices applicable from time to time to the Manufacturing of a Licensed Compound or Licensed Product or any intermediate thereof pursuant to Applicable Law.

1.33. “IND” means an application filed with a Regulatory Authority for authorization to commence human clinical studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any clinical trial application or other equivalent of a United States IND in other countries or regulatory jurisdictions, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.34. “Initiation” or “Initiate” means, with respect to a clinical study, the first subject enrolled in such clinical study.

1.35. “Indemnification Claim Notice” has the meaning set forth in Section 9.3.

1.36. “Indemnified Party” has the meaning set forth in Section 9.3.

1.37. “Know-How” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other materials, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information and materials, including study designs and protocols; assays; and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.38. “Knowledge” means, with respect to Pharmacyclics, the actual knowledge of any fact, circumstance and information of [****].

1.39. “LIBOR” means the London Interbank Offered Rate for deposits in United States Dollars having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.40. “Licensed Compounds” means (a) the compound known as PCI-24781 (also known as abexinostat), [****].

1.41. “Licensed Product” means any pharmaceutical product containing a Licensed Compound, alone or in combination with one or more active ingredients, in any and all forms, presentations, delivery systems, dosages, and formulations.

1.42. “Losses” has the meaning set forth in Section 9.1.

1.43. “MAA” has the meaning set forth in the definition of “Drug Approval Application.”

1.44. “Major Market” means [****].

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.45. “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of a Licensed Compound, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control. For clarity, Manufacturing does not include Commercialization.

1.46. “Net Sales” means, [****]

1.47.  “Neutral” has the meaning set forth in Schedule 11.6.2.

1.48. “Non-Breaching Party” has the meaning set forth in Section 10.2.1.

1.49. “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.50. “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any patent term adjustments, patent term extensions, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.51.  “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.52. “Pharmacyclics” has the meaning set forth in the preamble hereto.

1.53. “Pharmacyclics Patents” means the Patents that are Controlled by Pharmacyclics (or, with respect to Patent applications, that would grant from such patent applications) as of the Effective Date is that are necessary or useful for the Development, Manufacture, or Commercialization of a Licensed Product, and all corresponding worldwide family members.

1.54.  “Pharmacyclics Know-How” means all Know-How Controlled by Pharmacyclics, as of the Effective Date that is necessary for the Development, Manufacture, or Commercialization of a Licensed Product, but excluding any Know-How to the extent covered or claimed by published Pharmacyclics Patents. [****]

1.55. “Pivotal Clinical Trial” means a human clinical trial of a Licensed Product conducted in any country in the Territory (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in the protocol as the Phase 3 portion)  where (i) the results of such clinical trial are intended (if successful) to be used to establish both safety and efficacy of a Licensed Product in patients which are the subject of such trial and serve as the basis for Regulatory Approval of a Licensed Product, or (ii) that would otherwise satisfy requirements of 21 C.F.R. 312.21(c), or its foreign equivalent.  A clinical trial not designed to establish statistically significant evidence of efficacy and safety of a Licensed Product can qualify as a Pivotal Clinical Trial, if a decision is made to initiate a clinical trial following request of a Special Protocol Assessment and receipt of a Special Protocol Assessment letter.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.56.  “Product Infringement” has the meaning set forth in Section 5.3.1.

1.57. “Product Trademarks” means the Trademarks to be used by Xynomic or its Affiliates or its or their respective Sublicensees for the Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.58. “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including approvals of Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Compound or Licensed Product in such country or other jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such country or other jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval.

1.59. “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory agencies, departments, bureaus, commissions, councils, or other government entities (e.g., the FDA, EMA, CFDA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of a Licensed Compound or Licensed Product in the Territory.

1.60. “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (c) clinical, non-clinical and other data, results contained or relied upon in any of the foregoing, including raw data and other documents from which the foregoing is derived, in each case ((a), (b), and (c)) relating solely to a Licensed Compound or Licensed Product.

1.61. “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the expiration of the last-to-expire Pharmacyclics Patent that includes a Valid Claim that covers such Licensed Product or the Exploitation thereof in such country or other jurisdiction

1.62.  “Senior Officer” means, [****].

1.63. “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Xynomic under the grants in Section 3.1 as provided in Section 3.3.

1.64. “Term” has the meaning set forth in Section 10.1.1.

1.65. “Terminated Territory” means each country or other jurisdiction or Major Market with respect to which this Agreement is terminated by Pharmacyclics pursuant to Section 10.2.2, or, if this Agreement is terminated in its entirety, the entire Territory.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.66. “Territory” means the entire world.

1.67. “Third Party” means any Person other than Pharmacyclics, Xynomic and their respective Affiliates.

1.68. “Third Party Claims” has the meaning set forth in Section 9.1.

1.69. “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.70. “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.71. “Valid Claim” means a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (a) irretrievable lapse or abandonment, revocation, dedication to the public, or disclaimer; or (b) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.72. “Xynomic” has the meaning set forth in the preamble hereto.

1.73. “Xynomic Know-How” means all Know-How Controlled by Xynomic or any of its Affiliates or Sublicensees as of the Effective Date or during the Term that is necessary or useful for the Development, Manufacture, or Commercialization of a Licensed Product, but excluding any Know-How to the extent covered or claimed by published Xynomic Patents.

1.74. “Xynomic Patents” means all of the Patents Controlled by Xynomic or any of its Affiliates as of the Effective Date or at any time during the Term that are necessary (or, with respect to patent applications, would be necessary if such patent applications were to issue as patents) for the Development, Manufacture, or Commercialization of a Licensed Product.

1.75. “Xynomic Prosecuted Infringements” has the meaning set forth in Section 5.3.1.

ARTICLE 2
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES

2.1. Development.

2.1.1. Ongoing Development. The Parties acknowledge and agree that additional Development will be required to obtain Regulatory Approvals for the Licensed Products in the Territory. After the Effective Date, Xynomic shall be solely responsible for, and has full decisional power with respect to, Development of the Licensed Products in the Territory, subject to Pharmacyclics’ obligation to wind up and close all clinical trials which were sponsored by Pharmacyclics prior to the Effective Date.

2.1.2. Diligence. Xynomic shall use Commercially Reasonable Efforts to Develop and obtain and maintain Regulatory Approvals for [****] Licensed Product for use in the Major Markets.

2.1.3. Development Costs. Xynomic shall be solely responsible for all of its costs and expenses in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products. As of the Effective Date, there are no patients enrolled in any clinical trial sponsored by Pharmacyclics, and Pharmacyclics shall bear the costs associated with winding up and closing any trials which were sponsored by Pharmacyclics prior to the Effective Date.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

2.1.4. Applicable Law. Xynomic shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Development of Licensed Compounds and Licensed Products.

2.2. Regulatory Matters.

2.2.1. Regulatory Activities.

a) As between the Parties, Xynomic shall have the sole responsibility and discretion for preparing, obtaining, and maintaining Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Compounds or Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities). All Regulatory Approvals relating to the Licensed Compounds or Licensed Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, Xynomic or its designated Affiliate. Pharmacyclics hereby assigns to Xynomic all of Pharmacyclics’ (or its Affiliates’) right, title, and interest in and to all Regulatory Documentation owned by Pharmacyclics (or its Affiliates) and held in Pharmacyclics’ name (or its Affiliates) as of the Effective Date or generated in the “winding up” activities after the Effective Date and shall deliver all Regulatory Documentation as well as embodiments of all Regulatory Documentation to Xynomic within sixty (60) days after the Effective Date.

b) Xynomic shall notify the Pharmacyclics Alliance Manager promptly (but in no event later than forty-eight (48) hours) following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Compound or Licensed Product in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts. Xynomic (or its Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory; provided that prior to any implementation of such a recall, market suspension, or market withdrawal, Xynomic shall consult with Pharmacyclics and shall consider Pharmacyclics’ comments in good faith. If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, Xynomic (or its Sublicensee) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions, or market withdrawals undertaken pursuant to this Section 2.2.1.b), Xynomic (or its Sublicensee) shall be solely responsible for the execution and all costs thereof.

2.3. Records; Reports; Alliance Manager.

2.3.1. Records. Xynomic shall maintain records in sufficient detail and in good scientific manner appropriate for Patent and regulatory purposes, and in compliance with Applicable Law, which shall be materially complete and accurate and shall properly reflect all work done and results achieved in the performance of its Development activities. Such records shall be retained by Xynomic for [****] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

2.3.2. Development Reports. Upon the first anniversary of the Effective Date and thereafter at least once per Calendar Year until Regulatory Approval is obtained in all of the Major Markets with respect to each Licensed Product, Xynomic shall provide the Pharmacyclics Alliance Manager with a detailed report describing the Development activities it has performed, or caused to be performed, since the preceding report, its Development activities in process, and the future activities it expects to initiate during the then-current Calendar Year together with a then-current Development budget broken out by quarter.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

2.3.3. Alliance Manager. Within thirty (30) days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) an alliance manager (each an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information on the progress of the Development and Commercialization of each Licensed Compound and Licensed Product (including, with respect to the Pharmacyclics Alliance Manager, the recipient of the various reports required to be delivered by Xynomic pursuant to this ARTICLE 2) and facilitating the flow of information and otherwise promoting communication between the Parties.

2.4. Commercialization.

2.4.1. In General. Xynomic (itself or through its Affiliates or Sublicensees) shall be solely responsible and have the sole decision making power for Commercialization of the Licensed Products throughout the Territory at Xynomic’s own cost and expense.

2.4.2. Diligence. Xynomic shall use Commercially Reasonable Efforts to Commercialize [****] Licensed Product throughout the Major Markets and to maximize Net Sales in each of the Major Markets. Commercially Reasonable Efforts to Commercialize any Licensed Product in any Major Markets shall begin promptly after Regulatory Approval in such country.

2.4.3. Statements and Compliance with Applicable Law. Xynomic shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Commercialization and Manufacturing of Licensed Compounds and Licensed Products. Xynomic shall avoid, and cause its Affiliates and employees, representatives, agents and Sublicensees to avoid, taking, or failing to take, any actions that Xynomic knows or reasonably should know would jeopardize the goodwill or reputation of Pharmacyclics or the Licensed Products or any Trademark associated therewith. Without limitation to the foregoing, Xynomic shall in all material respects conform its practices and procedures relating to the Commercialization of the Licensed Products and educating the medical community in the Territory with respect to the Licensed Products to any applicable industry association regulations, policies, and guidelines, as the same may be amended from time to time, and Applicable Law.

2.4.4. Booking of Sales; Distribution. Xynomic shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and perform or cause to be performed all related services. Xynomic shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

2.5. Supply of Licensed Compounds.

2.5.1. Assignment of Existing Inventory. [****]

2.5.2. Supply of Licensed Compounds. Xynomic shall have the sole responsibility for, at its expense, Manufacturing (or having Manufactured) and supplying Licensed Compounds and Licensed Products for Development and Commercialization purposes in the Territory.

2.6. Development and Supply Agreements. As promptly as reasonably practicable after the Effective Date, Pharmacyclics shall, and shall cause its Affiliates to, assign and transfer all right, title and interest in the agreements set forth on Schedule 2.6 unless any such contract expressly prohibits such assignment, in which case Pharmacyclics shall cooperate with Xynomic in reasonable respects to secure the consent of the applicable Third Party to such assignment.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

2.7. Subcontracting. Xynomic may subcontract with a Third Party to perform any or all of its obligations hereunder, provided that (a) no such permitted subcontracting shall relieve Xynomic of any liability or obligation hereunder except to the extent satisfactorily performed by such subcontractor and (b) the agreement pursuant to which Xynomic engages any Third Party subcontractor must (i) be consistent in all material respects with this Agreement, (ii) contain terms obligating such subcontractor to comply with the confidentiality, intellectual property, and all other relevant provisions of this Agreement, and (iii) contain terms obligating such subcontractor to permit Pharmacyclics rights of inspection, access, and audit substantially similar to those provided to Pharmacyclics in this Agreement.

2.8. Manufacturing Technology Transfer. Pharmacyclics shall disclose and make available and transfer to Xynomic the existing Pharmacyclics Know-How necessary for the Manufacture of the Licensed Compounds, in accordance with and to the extent set forth on Schedule 2.8. Xynomic will use documents and files relating to the Pharmacyclics Patents and the Pharmacyclics Know-How only for purposes of exercising its rights and licenses with respect to Licensed Compounds and Licensed Products in accordance with the terms and conditions of this Agreement and Applicable Law and for no other purpose. For the avoidance of doubt, Xynomic shall, at its sole discretion, choose whether to use any existing or new suppliers of API and finished dosage formulations in the future.

ARTICLE 3

GRANT OF RIGHTS

3.1. Grants to Xynomic. Subject to Section 3.3, Section 3.4, and the other terms and conditions of this Agreement, Pharmacyclics hereby grants to Xynomic:

3.1.1. an exclusive (even with regard to Pharmacyclics and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 3.3, under the Pharmacyclics Patents to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory; and

3.1.2. an exclusive license (or sublicense), with the right to grant sublicenses in accordance with Section 3.3, under the Pharmacyclics Know-How to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

3.2. Grants to Pharmacyclics. Xynomic hereby grants to Pharmacyclics a non-exclusive, royalty-free license, without the right to grant sublicenses, under the Xynomic Patents, the Xynomic Know-How to Manufacture (or have Manufactured) Licensed Compounds and Licensed Products in the Territory solely for purposes of performing its obligations as set forth in, and subject to, this Agreement.

3.3. Sublicenses.

3.3.1. Right to Grant Sublicenses. Xynomic shall have the right to grant sublicenses, under the licenses granted in Section 3.1 to its Affiliates and other Third Parties; provided that any such sublicenses granted to other Third Parties (and not Affiliates) shall be subject to Pharmacyclics’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Xynomic shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement. Xynomic hereby guarantees the performance of its Affiliates and permitted Sublicensees that are sublicensed as permitted herein, and the grant of any such sublicense shall not relieve Xynomic of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee. Any such permitted sublicenses shall be consistent with and expressly made subject to the terms and conditions of this Agreement. A copy of any sublicense agreement executed by Xynomic shall be provided to Pharmacyclics within [****] days after its execution; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

3.3.2. Termination of Sublicenses. If this Agreement is terminated in respect of any Major Market, the Parties agree that each Sublicensee’s license shall survive if the relevant Sublicensee agrees in writing to be bound by all of the terms of this Agreement in respect of such Major Market. Additionally, any Sublicensee with a surviving license under the Pharmacyclics Patents and Pharmacyclics Know-How agrees that upon Pharmacyclics’ request, Pharmacyclics and such Sublicensee shall formalize such surviving sublicense by executing a direct license under the Pharmacyclics Patents and Pharmacyclics Know-How, which direct license shall be of the same scope and shall contain substantially identical terms and conditions (including the same financial and other terms) as those contained in this Agreement. For clarity, it is understood and agreed that (i) Xynomic will remain responsible for any and all payments and other obligations accruing to Pharmacyclics under this Agreement prior to termination of this Agreement and that each Sublicensee shall only be responsible for any payments that become due as a result of such Sublicensee’s activities after the effective date of any such termination; (ii) that Sublicensees will not be responsible for any milestone payments already paid by Xynomic prior to the effective date of any such termination; and (iii) notwithstanding anything to the contrary in this Section 3.3.2, only those products existing as of the effective date of the termination of this Agreement and which are the subject of such Sublicensee’s license from Xynomic will be considered “Licensed Products’’ for purposes of such Sublicensee’s surviving license.

3.4. No Other Rights Granted by Pharmacyclics. Except as expressly provided herein and without limiting the foregoing, Pharmacyclics grants no other right or license, including any rights or licenses to the Pharmacyclics Patents (or any corresponding worldwide family member), the Pharmacyclics Know-How, the Regulatory Documentation, any corporate names, Trademarks or logos owned or used by Pharmacyclics or any of its Affiliates, or any other Patent or intellectual property rights not otherwise expressly granted herein.

3.5. Assignment Agreement. Xynomic acknowledges that (a) certain of the Pharmacyclics Patents and Pharmacyclics Know-How were assigned to Pharmacyclics, and Controlled by Pharmacyclics, pursuant to that certain Assignment Agreement by and between Pharmacyclics, Inc. and Applera Corporation (n/k/a Celera Group) dated April 7, 2006 (as amended, the “Celera Assignment Agreement”) and (b) the Celera Assignment Agreement contains certain requirements of Pharmacyclics or a licensee of the Celera Intellectual Property (as defined therein), including requirements to (i) Develop, Manufacture and Commercialize such Celera Intellectual Property and (ii) prosecute, maintain and enforce intellectual property rights in such Celera Intellectual Property. Xynomic further agrees and acknowledges that (A) it has reviewed and understands the obligations contained in the Celera Assignment Agreement with respect to the Celera Intellectual Property covering the Licensed Products, (B) to the extent that any Pharmacyclics Patents or Pharmacyclics Know How consists of Celera Intellectual Property, Xynomic shall meet all obligations of Pharmacyclics set forth in the Celera Assignment Agreement relating to the (1) Development, Manufacture and Commercialization of the Licensed Products (including reporting obligations) and (2) prosecution, maintenance and enforcement of the Celera Intellectual Property covering the Licensed Products. [****].

ARTICLE 4
PAYMENTS AND RECORDS

4.1. Upfront Payment. In partial consideration of the rights granted by Pharmacyclics to Xynomic hereunder and subject to the terms and conditions set forth in this Agreement, Xynomic shall pay Pharmacyclics an upfront payment of an aggregate of Three Million Five Hundred Thousand US Dollars ($3,500,000) in two installments: (i) first, an amount equal to Two Million US Dollars (US$2,000,000) within ten (10) Business Days of the Effective Date, and (ii) second, an amount equal to One Million Five Hundred Thousand US Dollars (US$1,500,000) within sixty (60) Business Days of the Effective Date. Such payments shall be in US Dollars, non-refundable and noncreditable against any other payments due hereunder.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

4.2. Regulatory Approval Milestone. In further consideration of the rights granted by Pharmacyclics to Xynomic hereunder and subject to the terms and conditions set forth in this Agreement, Xynomic shall pay to Pharmacyclics one-time, non-refundable, non-creditable milestone payments within thirty (30) days after the following events:

Regulatory Milestone	Payment Due
Initiation of the First Pivotal Clinical Trial (conducted in any location) which is (a) of a Licensed Product, and (b) to be used as the basis for Regulatory Approval in a Major Market	US$3,500,000
Regulatory Approval for the first (1st) indication for a Licensed Product in China or in the United States	US$6,500,000
Regulatory Approval for the second (2nd) indication for a Licensed Product in China or in the United States	US$4,000,000

4.3. Royalties.

4.3.1.  Royalties Rates. In further consideration of the rights granted by Pharmacyclics to Xynomic hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory, Xynomic shall pay to Pharmacyclics royalties [****] of Licensed Products in the Territory during each Calendar Year.

4.3.2. Royalty Term. Xynomic shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

4.4. Royalty Payments and Reports. Xynomic shall calculate all amounts payable to Pharmacyclics pursuant to this ARTICLE 4 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance Section 4.5. Xynomic shall pay to Pharmacyclics the royalty amounts due with respect to a given Calendar Quarter [****] after the end of such Calendar Quarter. Each payment of royalties due to Pharmacyclics shall be accompanied by a royalty and Commercialization statement, [****] Without limiting the generality of the foregoing, Xynomic shall require its Affiliates and Sublicensees to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Xynomic.

4.5. Mode of Payment; Offsets. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. Xynomic shall have no right to offset, set off or deduct any amounts from or against the amounts due to Pharmacyclics hereunder. All payments to a Party (or such Party’s Affiliates or designees) under this Agreement will be irrevocable, non-refundable and non-creditable.

4.6. Withholding Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on its income arising directly or indirectly from this Agreement. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties agree to cooperate with each other and use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax.  Any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement. If withholding or similar taxes are paid to a government authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or obtain a credit with respect to such taxes paid.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

4.7. Indirect Taxes. All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”).  If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.  If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party [****] of receipt.

4.8. Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then, without limiting any rights or remedies of the receiving Party, such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) [****]

4.9. Financial Records. Xynomic shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by Xynomic and its Affiliates until [****] after the end of the period to which such books and records pertain or for such longer period as may be required by Applicable Law.

4.10. Audit. At the request of Pharmacyclics no more than once a Calendar Year, Xynomic shall, and shall cause its Affiliates to, permit an independent auditor designated by Pharmacyclics and reasonably acceptable to Xynomic, at reasonable times and upon reasonable prior notice, to audit the books and records maintained pursuant to Section 4.9 to ensure the accuracy of all reports and payments made hereunder. Except as provided below, the cost of this audit shall be solely borne by Pharmacyclics, unless the audit reveals a variance of [****] from the reported amounts which were owed by Xynomic, in which case Xynomic shall bear the cost of the audit. Unless disputed pursuant to Section 4.11 below, if such audit concludes that (a) additional amounts were owed by Xynomic, Xynomic shall pay the additional amounts, with interest from the date originally due as provided in Section 4.8, or (b) excess payments were made by Xynomic, Pharmacyclics shall reimburse such excess payments, in either case ((a) or (b)), within sixty (60) days after the date on which such audit is completed by Pharmacyclics.

4.11. Audit Dispute. In the event of a dispute with respect to any audit under Section 4.10, Pharmacyclics and Xynomic shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute [****], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. [****] after such decision and in accordance with such decision, Xynomic shall pay the additional amounts, with interest from the date originally due as provided in Section 4.8, or Pharmacyclics shall reimburse the excess payments, as applicable.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

4.12. Confidentiality. Pharmacyclics shall treat all information subject to review under this ARTICLE 4 in accordance with the confidentiality provisions of ARTICLE 7 and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with Xynomic obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

4.13. No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

ARTICLE 5
INTELLECTUAL PROPERTY

5.1. Ownership of Intellectual Property.

5.1.1. Ownership of Technology.

(a) Pharmacyclics Patents and Pharmacyclics Know-How. Subject to the license granted in Section 3.1, Pharmacyclics shall own and retain all right, title and interest in and to all Pharmacyclics Patents and Pharmacyclics Know-How.

(b) Xynomic Technology. Xynomic shall own and retain all right, title, and interest in and to any and all: (a) Know-How and inventions that are conceived, discovered, developed, or otherwise made by or on behalf of Xynomic (or its Affiliates or Sublicensees) under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto and (b) other Know-How, inventions, Patents, and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Section 3.1 and Section 3.2) by Xynomic, its Affiliates or its licensees or Sublicensees.

5.1.2. United States Law. The determination of whether Know-How and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States where a contractually agreed choice of law is permitted; otherwise the applicable patent law in the country where patent protection is sought shall apply.

5.1.3. Ownership of Corporate Names. Pharmacyclics shall retain all right, title and interest in and to any corporate names, Trademarks and logos owned or otherwise used by Pharmacyclics or any of its Affiliates. As of the Effective Date, Pharmacyclics has not chosen or used any Trademark for the Licensed Compound or Licensed Products. Xynomic shall have sole discretion in selecting and using and own any Trademarks for the Licensed Compound and Licensed Products (subject to Section 10.6.1(e) and Section 10.7(e)).

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

5.2. Maintenance and Prosecution of Patents.

5.2.1. Patent Prosecution and Maintenance of Pharmacyclics Patents. Xynomic shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain all of the Pharmacyclics Patents worldwide, which activities shall be at Xynomic’s sole expense. Xynomic shall have the right to use counsel of its choice; provided that any such counsel shall be subject to Pharmacyclics’ written consent, which shall not be unreasonably withheld, conditioned or delayed. Xynomic shall keep Pharmacyclics reasonably informed with regard to the preparation, filing, prosecution, and maintenance of all Pharmacyclics Patents. Pharmacyclics shall have an opportunity to review and comment upon patent prosecution and filing decisions and Xynomic shall consider Pharmacyclics’ comments in good faith. In the event that Xynomic decides not to prepare, file, prosecute, or maintain an Pharmacyclics Patent in a country or other jurisdiction in the Territory, Xynomic shall provide reasonable (but [****]) prior written notice to Pharmacyclics of such intention, and Pharmacyclics shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Pharmacyclics Patent at its sole expense in such country or other jurisdiction. In such an event, Xynomic will (a) assign to Pharmacyclics all right, title, and interest in and to all Patent applications Patent and other documentation related thereto (each, a “Reverted Patent”), and (b) Xynomic shall reasonably cooperate with Pharmacyclics in such country or other jurisdiction as provided under Section 5.2.2. Pharmacyclics will not enforce any Reverted Patent against Xynomic as long as Pharmacyclics is receiving a royalty payment under Section 4.3 of this Agreement in respect of a Licensed Product within the scope of such Reverted Patent.

5.2.2. Cooperation. The Parties agree to reasonably cooperate in the preparation, filing, prosecution, and maintenance of the Pharmacyclics Patents in the Territory under this Agreement.

5.2.3. Patent Term Extension and Supplementary Protection Certificate. Xynomic shall have the right to make decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Pharmacyclics Patents in any country or other jurisdiction. Xynomic shall have the primary responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the Territory. Pharmacyclics shall provide reasonable assistance, as requested by and at the sole cost of Xynomic, including by taking such action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

5.2.4. Patent Listings. Xynomic shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Pharmacyclics Patents, including as required or allowed (a) in the United States and (b) outside the United States.

5.3. Enforcement of Patents.

5.3.1. Enforcement of Pharmacyclics Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Pharmacyclics Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the Development, Commercialization, or an application to market a Licensed Product in the Territory (the “Product Infringement”)). Xynomic shall have the first right, but not the obligation, to prosecute any Product Infringement of a Pharmacyclics Patent in the Territory (the “Xynomic Prosecuted Infringements”) at its sole expense and Xynomic shall retain control of the prosecution of such claim, suit or proceeding. In the event Xynomic prosecutes any Xynomic Prosecuted Infringement, Pharmacyclics shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided that Xynomic shall retain control of the prosecution of such claim, suit, or proceeding. If Xynomic does not take commercially reasonable steps to prosecute an Xynomic Prosecuted Infringement (a) within [****] following the first notice provided above with respect to the Xynomic Prosecuted Infringement, or (b) [****] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Xynomic shall so notify Pharmacyclics. Pharmacyclics may then prosecute the Product Infringement of a Pharmacyclics Patent in the Territory at its own expense.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

5.3.2. Generic Competition. Notwithstanding the foregoing, if either Party: (a) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged Drug Approval Application that refers or relies on Regulatory Documentation submitted by either Party to any Regulatory Authority, whether or not such filing may infringe the Pharmacyclics Patents; (b) receives any notice of certification regarding the Pharmacyclics Patents pursuant to the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) claiming that any such Patents are invalid or unenforceable or claiming that any such Patents will not be infringed by the Manufacture, use, marketing or sale of a product for which an application under the ANDA Act is filed; or (c) receives any equivalent or similar certification or notice in any other jurisdiction, it shall (i) notify the other Party in writing identifying the alleged applicant or potential applicant and furnishing the information upon which determination is based and (ii) provide with a copy of any such notice of certification within [****] of the date of receipt and the Parties’ rights and obligations with respect to any legal action as a result of such certification shall be as set forth in Sections 5.3.1 or 5.3.3, as applicable; Xynomic shall have the right, but shall not be obligated, to bring suit against such Third Party and to join Pharmacyclics as a party plaintiff if necessary to bring such a suit, in which event Xynomic shall hold Pharmacyclics harmless from and against any and all costs and expenses of such litigation, including reasonable attorneys’ fees and expenses.

5.3.3. Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 5.3. If one Party brings such an action, then the other Party shall, if necessary, either furnish a power of attorney solely for such purpose, join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 5.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 5.3 in a manner that diminishes or has a material adverse effect on the rights or interests of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

5.3.4. Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 5.3.1 or Section 5.3.3 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to loss of sales with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.

5.4. Infringement Claims by Third Parties. If the Manufacture, Commercialization, or use of a Licensed Compound or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Xynomic (or its Affiliates or Sublicensees), Xynomic shall promptly notify Pharmacyclics thereof in writing. Xynomic shall defend any action which names Xynomic and/or Pharmacyclics which claims the infringement, after the Effective Date, of any Third Party Patent through the making, using, selling, offer for sale or importing of a Licensed Compound or Licensed Product. If necessary and at Xynomic’s expense, Pharmacyclics will assist and cooperate with Xynomic in any such defense. Xynomic will bear all costs and expenses (including attorneys’ fees) and pay all damages and settlement amounts arising out of or in connection with any such action. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Neither Party may enter into any settlement that affects the other Party’s rights or interests without such Party’s written consent, which consent will not be unreasonably withheld, conditioned or delayed.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

5.5. Invalidity or Unenforceability Defenses or Actions.

5.5.1. Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Pharmacyclics Patents (or any corresponding worldwide family members) by a Third Party, in each case in the Territory and of which such Party becomes aware.

5.5.2. Pharmacyclics Patents. Xynomic shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Pharmacyclics Patents at its own expense in the Territory. Pharmacyclics may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that Xynomic shall retain control of the defense in such claim, suit, or proceeding. If Xynomic elects not to defend or control the defense of any Pharmacyclics Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Pharmacyclics may conduct and control the defense of any such claim, suit, or proceeding of the Pharmacyclics Patents at its own expense.

5.5.3. Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 5.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 5.5, each Party shall consult with the other as to the strategy for the defense of the Pharmacyclics Patents.

5.6. Third Party Licenses. If in the reasonable opinion of Xynomic, the Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Product by Xynomic, any of its Affiliates, or any of its or their Sublicensees infringes or misappropriates any Patent, trade secret, or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory, such that Xynomic, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such Licensed Compound or Licensed Product in such country or other jurisdiction without infringing such Patent, trade secret, or other intellectual property right of such Third Party, then Xynomic shall have the first right, but not the obligation, to negotiate and obtain a license from such Third Party as necessary for Xynomic and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize Licensed Compounds and Licensed Products in such country or other jurisdiction. Xynomic shall be solely responsible for all costs associated with obtaining such licenses; provided that Xynomic shall be entitled to offset the amount of royalties payable by Xynomic, its Affiliates or their Sublicensees under such licenses against royalty amounts Xynomic, its Affiliates or their Sublicensees are obligated to pay Pharmacyclics under Section 4.3.1 of this Agreement, up to a maximum of twenty-five percent (25%) of such royalties owed to Pharmacyclics.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

5.7. Product Trademarks.

5.7.1. Ownership and Prosecution of Product Trademarks. Xynomic shall own all right, title, and interest in and to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. All costs and expenses of searching, registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Xynomic.

5.7.2. Enforcement of Product Trademarks. Xynomic shall have the sole right and responsibility for taking such action as Xynomic deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. Xynomic shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 5.7.2 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

5.7.3. Third Party Claims. Xynomic shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. Xynomic shall bear the costs and expenses relating to any defense commenced pursuant to this Section 5.7.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

5.7.4. Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 5.7.

5.7.5. Markings. Xynomic and each of its Sublicensees will mark each Licensed Product sold under the Pharmacyclics Patents with a notice in accordance with and to the extent required by 35 U.S.C. § 287, and similar marking provisions in countries other than the United States in the Territory.

5.8. Inventor's Remuneration. Xynomic shall be solely responsible for any remuneration that may be due Xynomic’s inventors under any applicable inventor remuneration laws.

ARTICLE 6
PHARMACOVIGILANCE

6.1. Pharmacovigilance. Pharmacyclics shall effect a transfer of any global safety database relating to Licensed Compounds from Pharmacyclics to Xynomic [****] following the Effective Date. Other than with respect to such transfer of the global safety database (to the extent required), Pharmacyclics shall have no ongoing pharmacovigilance obligations. Xynomic shall assume all pharmacovigilance activities and obligations for the Licensed Compounds and Licensed Products as of the Effective Date. In the event a safety report or other related report is sent by a clinical investigator to Pharmacyclics after the effective date of the foregoing transfer of the global safety database to Xynomic, then Pharmacylics shall forward such report to Xynomic [****] after receipt of such report, or earlier if required by Applicable Law. Xynomic shall be solely responsible for further communication with the source of such report and processing of the data and information contained in such report, and Xynomic shall ensure that the source of such report has the correct reporting contact information for pharmacovigilance at Xynomic within a reasonably prompt time period.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

ARTICLE 7
CONFIDENTIALITY AND NON-DISCLOSURE

7.1. Confidentiality Obligations. At all times during the Term and for a period [****] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of, or the exercise of such Party’s rights under, this Agreement. Notwithstanding the foregoing, but to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 7.1 with respect to any Confidential Information shall not include any information that:

7.1.1. has been published by a Third Party or is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

7.1.2. have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

7.1.3. is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party; or

7.1.4. have been independently developed by or for the receiving Party, as evidenced by reasonable contemporaneous evidence, without reference to, or use or disclosure of the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

7.2. Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

7.2.1. permitted with prior written consent of the disclosing Party;

7.2.2. in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation (including regulations of securities exchange) or made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given prompt written notice (and to the extent possible, [****]) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or regulatory body or, if disclosed, be used only for the purposes for which the order was issued). In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, receiving Party shall furnish only that portion of Confidential Information which receiving Party is advised by counsel is legally required to be disclosed;

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

7.2.3. made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

7.2.4. made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

7.2.5. made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this ARTICLE 7; or

7.2.6. made by the receiving Party or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or acquirers or other Third Parties as may be necessary or useful in connection with the Exploitation of a Licensed Compound, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement, or to potential or actual investors or acquirers as may be necessary or useful in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 7.

7.3. Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 7.3 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

7.4. Public Announcements. Neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for (a) an initial press release mutually agreed upon by the Parties and attached hereto as Schedule 7.4, or (b) any disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed. In the event Xynomic wishes to issue a press release announcing major Development or Commercialization progress related solely to the Licensed Product during the Term of this Agreement, the content shall be subject to Pharmacyclics’ prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon. For the avoidance of doubt and notwithstanding any limitations set forth herein, (i) Xynomic may not in any event specifically mention the name of “AbbVie” and “Pharmacyclics” or any of their Affiliates in any the press release, or any terms of this Agreement, without Pharmacyclics’ prior written consent and (ii) Xynomic may use the name of “abexinostat” and any information, with respect to which Pharmacyclics’ consent has been obtained pursuant to this Section 7 previously, without Pharmacyclics’ prior written consent. In the event a public announcement, press release, or other public disclosure regarding this Agreement or its subject matter is issued in multiple languages, all such translated announcements, press releases or other disclosures shall (A) be in compliance with this Section 7.4, provided that Xynomic must only receive consent from Pharmacyclics with regard to the original press rele ase, public announcement or disclosure, and (B) not deviate in form, content, or meaning, after translation, from the press release, announcement or other public disclosure consented to by Pharmacyclics.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

7.5. Publications. Each Party recognizes that the publication of papers regarding results of, and other information regarding, activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided that such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any invention disclosures or draft Patent application until such Patent application has been filed. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, that contains clinical data or pertains to results of clinical studies, or other studies with respect to the Licensed Compounds or Licensed Products or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a then-current copy of the paper or materials for oral presentation to the other Party [****] prior to submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing Party [****] of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than twenty-five (25) days from the date of delivery to the other Party. Failure to respond within such twenty-five (25) days shall be deemed approval to publish or present. If approval is not given or deemed given, either Party may refer the matter to the Senior Officers or their delegates for resolution together with the reasons for withholding approval. Notwithstanding the foregoing, the publishing or presenting Party shall comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same [****] in order to permit the Parties to obtain Patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

7.6. Trade Secrets. Xynomic acknowledges that Pharmacyclics may transfer trade secrets to Xynomic in connection with this Agreement. Xynomic shall take all steps reasonably necessary to maintain such information as a trade secret for an indefinite period, notwithstanding Section 7.1. No trade secret information of Pharmacyclics may be transferred to a Third Party until Xynomic has: (a) received Pharmacyclics’ written approval, which approval shall not be unreasonably withheld, conditioned or delayed and (b) entered into a confidentiality agreement at least as restrictive as the confidentiality terms of this Agreement, and which shall contain provisions protecting the confidentiality of trade secrets indefinitely. In addition, Xynomic shall take steps reasonably necessary to ensure that such Third Party maintains such information as a trade secret. Such trade secrets may only be used by Xynomic and/or such Third Party as expressly set forth in this Agreement.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

7.7. Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one or more Terminated Territories but not in its entirety, solely to the extent relating to such Terminated Territories) to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

7.8. Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the applicable periods set forth in this ARTICLE 7 regardless of the termination or expiration of this Agreement.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1. Mutual Representations and Warranties. Pharmacyclics and Xynomic each represents and warrants to the other, as of the Effective Date, and covenants, as follows:

8.1.1. Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

8.1.2. Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

8.1.3. Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

8.1.4. No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

8.1.5. No Litigation. There is no action or proceeding pending or, to the knowledge of such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.

8.2. Additional Representations and Warranties of Pharmacyclics. Pharmacyclics further represents and warrants to Xynomic, as of the Effective Date, and covenants, as follows:

8.2.1. Pharmacyclics or one of its Affiliates Controls the Pharmacyclics Patents and Pharmacyclics Know-How and has sufficient legal and/or beneficial title and ownership, subject to the Celera Assignment Agreement, of or to Pharmacyclics Patents and Pharmacyclics Know-How to grant the licenses and sublicenses specified herein.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

8.2.2. To the Knowledge of Pharmacyclics, there is no claim by any Third Party or Regulatory Authority, and Pharmacyclics has not received any written claim or demand alleging that (a) an issued Patent which is a Pharmacyclics Patents is invalid or unenforceable, or (b) the Development or Commercialization of a Licensed Product as contemplated herein infringes any Patent or misappropriated any intellectual properties owned by any Third Party.

8.2.3. Pharmacyclics and its Affiliates will not enter into any agreement, grant any licenses under Pharmacyclics Patents or Pharmacyclics Know-How or take any action that is inconsistent with Pharmacyclics’ obligations or impair Xynomic’s rights under this Agreement.

8.2.4. To the Knowledge of Pharmacyclics, the Regulatory Documentation and Know-How to be assigned or transferred to Xynomic (i) were generated or manufactured in accordance with all Applicable Laws, including good clinical practices and good laboratory practices, as applicable, and (ii) were received and processed in accordance with all Applicable Laws prior to and during delivery to Xynomic.

8.2.5. To the Knowledge of Pharmacyclics, no Third Party has challenged the extent, validity or enforceability of issued Pharmacylics Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign entity), and all application, registration, maintenance and renewal fees in respect of the Pharmacyclics Patents have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining such Pharmacyclics Patents have been filed.

8.2.6. To the Knowledge of Pharmacyclics, none of the rights of Pharmacyclics or its Affiliates under the Pharmacyclics Patents in the Territory were developed with funding from any government or any other Governmental Authority such that the government or other Governmental Authority in such jurisdiction has any march-in rights in or to any Pharmacyclics Patent in the Territory or such that Pharmacyclics or its Affiliates would be subject to any compulsory licensing requirements in the Territory.

8.2.7. Pharmacyclics represents and warrants that Schedule 8.2.7 sets forth a true, accurate and complete list of the Pharmacyclics Patents. [****]

8.2.8. Neither Pharmacyclics nor its Affiliates have used in any capacity any Debarred Entity, Excluded Entity or Convicted Entity in the Development or Manufacture of a Licensed Product.

a) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

b) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

c) An “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

d) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

e) “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor or the FDA.

8.2.9. Pharmacyclics has provided or will provide to Xynomic all Pharmacyclics Know-How. [****]

8.3. Additional Representations and Warranties of Xynomic. Xynomic further represents and warrants to Pharmacyclics, as of the Effective Date, and covenants, as follows:

8.3.1. Xynomic (a) has conducted its own investigation and analysis of (i) the Patents and other proprietary rights of Third Parties as such rights relate to the Exploitation of the Licensed Compounds and Licensed Products and (ii) the potential infringement thereof, (b) understands the complexity and uncertainties associated with possible claims of infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products, and (c) acknowledges and agrees that it is solely responsible for the risks of such claims. Xynomic acknowledges and agrees that it has received access to the information relating to the Pharmacyclics Patents, Pharmacyclics Know-How, Licensed Compounds and Licensed Products that Xynomic deemed necessary to conduct and complete its due diligence related to the transactions contemplated by this Agreement, and Xynomic warrants that it has diligently reviewed all such information.

8.3.2. Xynomic and its Affiliates (a) have sufficient financial resources to conduct its business in the ordinary course, meet all of its debts and financial obligations, and have no reasonable basis on which to expect that its operations may be impaired by financial instability or insolvency, and (b) shall take no actions during the Term of this Agreement that would materially impair its financial ability to meet its obligations hereunder, including but not limited to payments to shareholders in the form of dividends, equity redemptions or otherwise, or otherwise materially impairing its ability to meet its debts and financial obligations in the ordinary course.

8.3.3. Xynomic and its Affiliates have not ever been, are not currently, nor are they the subject of a proceeding that could lead to it or its Affiliates becoming a Debarred Entity, Excluded Entity or Convicted Entity and it and its Affiliates will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. Xynomic further covenants that if, during the Term, it or its Affiliates become a Debarred Entity, Excluded Entity or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, Xynomic shall immediately notify Pharmacyclics and Pharmacyclics shall have the option, at its sole discretion, to either: (a) prohibit such Person from performing work under this Agreement, (b) terminate all work being performed or to be performed by Xynomic pursuant to this Agreement or (c) terminate this Agreement.

8.3.4. The Parties acknowledge and agree that (a) governmental authorities, including the U.S. federal government prohibits trade with certain sanctioned or blocked parties and publishes and maintains lists of Persons with whom trade is prohibited (each such governmental authority’s list, a “Sanctioned Party List”). Xynomic represents and warrants that it (i) is not on any Sanctioned Party List maintained by any governmental authority, (ii) has no reason to believe it will be placed on any Sanctioned Party List, and (iii) will not deal with, conduct any business with or otherwise transact in any manner related to the rights and obligations contained in this Agreement with any Person on any global Sanctioned Party List.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

8.4. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE LICENSES GRANTED HEREIN ARE MADE “AS IS, WHERE IS” WITH ALL FAULTS.

8.5.  Covenant of Pharmacyclics. Pharmacyclics shall, and shall cause its Affiliates to discontinue and shall not start, engage in, directly or indirectly, by itself of in collaboration with a Third Party, any and all development work of [****]

ARTICLE 9
INDEMNITY

9.1. Indemnification of Pharmacyclics. Xynomic shall indemnify Pharmacyclics, its Affiliates and its and their respective directors, officers, employees, and agents (“Xynomic Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Xynomic Indemnitees arising from or occurring as a result of: (a) the breach by Xynomic of this Agreement, (b) the negligence, reckless conduct or willful misconduct on the part of Xynomic or its Affiliates or Sublicensees or their respective directors, officers, employees and agents in performing its or their obligations under this Agreement, or (c) the Exploitation by Xynomic or any of its Affiliates or Sublicensees of any Licensed Product or the Licensed Compounds in the Territory, except for those Losses for which Pharmacyclics, in whole or in part, has an obligation to indemnify Xynomic pursuant to Section 9.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

9.2. Indemnification of Xynomic. Pharmacyclics shall indemnify Xynomic, its Affiliates and its and their respective directors, officers, employees, and agents (the “Pharmacyclics Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the Pharmacyclics Indemnitees arising from or occurring as a result of: (a) the breach by Pharmacyclics of this Agreement, (b) the negligence, reckless conduct or willful misconduct on the part of Pharmacyclics or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement, or (c) caused by any Exploitation or other activities conducted by or on behalf of Pharmacyclics related to any Licensed Compound or Licensed Product prior to the Effective Date, except for those Losses for which Xynomic, in whole or in part, has an obligation to indemnify Pharmacyclics pursuant to Section 9.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

9.3. Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 9, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

9.4. Control of Defense.

9.4.1. In General. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [****] after the indemnifying Party’s receipt of an Indemnification Claim Notice provided that the Indemnifying Party has agreed to be fully responsible for all Losses relating to such claims. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.4.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party.

9.4.2. Right to Participate in Defense. Without limiting Section 9.4.1, any Indemnified Party shall be entitled to participate in, but, subject to Section 9.4.1, not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.4.1 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

9.4.3. Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that do not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if (i) the Third Party Claim seeks an injunction or other equitable relief or relief other than monetary damages for which the Indemnified Party would be entitled to indemnification under this Agreement or may otherwise adversely affect the Indemnified Party or (ii) the Third Party Claim is a criminal, civil or administrative proceeding, or relates to such a proceeding, or the underlying facts or circumstances of which could reasonably be expected to give rise to such a proceeding. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.4.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party, not to be unreasonably withheld, conditioned or delayed.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

9.4.4. Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

9.4.5. Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.5. Special, Indirect, and Other Losses. EXCEPT FOR (I) RECKLESS OR WILLFUL MISCONDUCT, AND (II) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 7, AND EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.6. Insurance. Xynomic shall obtain and carry in full force and effect the minimum insurance requirements set forth herein. Such insurance [****]

9.6.1. Types and Minimum Limits. The types of insurance, and minimum limits shall be:

a) [****]

b) [****]

9.6.2. Certificates of Insurance. Within thirty (30) days after the Effective Date, Xynomic shall provide Pharmacyclics with Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be [****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

ARTICLE 10
TERM AND TERMINATION

10.1. Term.

10.1.1. Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect on a country-by-country basis until the date of expiration of the Royalty Term for the last Licensed Product in such country (such period, the “Term”).

10.1.2. Effect of Expiration of the Term. Following the expiration of the Term, the grants in Section 3.1 shall become non-exclusive, fully-paid, royalty-free, and irrevocable.

10.2. Termination for Material Breach.

10.2.1. Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a material breach of one or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach [****] after receipt of the Default Notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. Disputes under this Section 10.2.1 shall be adjudicated pursuant to the dispute resolution procedures set forth in Section 11.6.2.

10.2.2. Material Breach Related to Diligence. In addition to the termination rights set for in Section 10.2.1, if the material breach and failure to cure in accordance with Section 10.2.1 is with respect to Xynomic’s Commercialization diligence obligations under Section 2.4.2 or Xynomic’s Development diligence obligations under Section 2.1.2, as applicable, with respect to any country or other jurisdiction in the Territory, Pharmacyclics shall have the right to terminate this Agreement (i) solely with respect to such country or other jurisdiction, or (ii) in its entirety.

10.3. Additional Termination by Pharmacyclics.

10.3.1. In the event that Xynomic or any of its Affiliates or Sublicensees, anywhere in the Territory, challenges any claim in an Pharmacyclics Patent (or any corresponding worldwide family member) as invalid, unenforceable or otherwise not patentable or as not be infringed by Xynomic’s activities absent the rights and licenses granted hereunder, such challenge shall be adjudicated via arbitration in accordance with Schedule 11.6.2. Upon initiation of such arbitration, Pharmacyclics shall have the right to [****] terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Xynomic. Xynomic or any of its Affiliates or Sublicensees shall not aid any Third Party in challenging any claim in an Pharmacyclics Patent (or any corresponding worldwide family member) as invalid, unenforceable, or otherwise not patentable or as not be infringed by Xynomic’s activities absent the rights and licenses granted hereunder, wherein such Third Party action may include any action at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action, or cause of action for declaratory relief, damages, or any other remedy, or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, opposition, or any similar proceeding. Any such aid by Xynomic or any of its Affiliates or Sublicensees to any Third Party shall be deemed a material breach, and Pharmacyclics shall have the additional right to [****] terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Xynomic. If under Applicable Law Pharmacyclics cannot terminate this Agreement as provided in Section 10.3.1, or Pharmacyclics decides not to terminate this Agreement pursuant to Section 10.3.1, then Xynomic shall continue to pay Pharmacyclics according to Article 4 during and after such challenge, unless all claims in all Pharmacyclics Patents are found invalid, unenforceable or otherwise not patentable; and if all claims in all Pharmacyclics Patents are found invalid, unenforceable or otherwise not patentable, all payment obligations by Xynomic under Article 4 shall be [****].

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

10.3.2. Pharmacyclics may terminate this Agreement in its entirety immediately if Xynomic, its Affiliates or its Sublicensees fails to conduct Development or Commercialization of a Licensed Compound or Licensed Product reasonably and in good faith for [****] during the Term; provided that such failure to conduct Development or Commercialization is not caused by Pharmacyclics’ failure to timely perform its obligations hereunder. Disputes under this Section 10.3.2 shall be adjudicated pursuant to the dispute resolution procedures set forth in Section 11.6.2.

10.4. Additional Termination by Xynomic. Xynomic may terminate this Agreement in its entirety [****]

10.5. Termination for Bankruptcy, Insolvency or Similar Event.  In the event that either Party (a) becomes the subject, whether voluntarily or involuntarily, of any bankruptcy, insolvency, receivership or similar proceeding; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property; (d) proposes a written agreement of composition, arrangement, readjustment or extension of its debts; (e) proposes or is a party to any dissolution or liquidation or otherwise ceases to do business or winds up its affairs; (f) admits in writing its inability to meet its obligations as they fall due in the general course; or (g) becomes subject to a warrant of attachment, execution, or distraint or similar process against substantially all of its property, then the other Party may terminate this Agreement, in whole or in part and in its sole discretion, effective immediately upon written notice to such other Party as specified in Section 11.7.2 of this Agreement.

10.6. Termination in Entirety.

10.6.1. In the event of a termination of this Agreement in its entirety pursuant to (a) Xynomic’s material breach pursuant to Section 10.2, (c) Section 10.3, (d) termination for convenience by Xynomic pursuant to Section 10.4, or (e) termination by Pharmacyclics pursuant to Section 10.5, then, to the extent permitted by Applicable Law:

a) all rights and licenses granted by Pharmacyclics hereunder shall immediately terminate; and

b) Xynomic shall, and hereby does effective as of the effective date of termination, grant Pharmacyclics [****].

c) Xynomic shall, and hereby does effective as of the effective date of termination, assign to Pharmacyclics [****];

d) Xynomic shall, and hereby does effective as of the effective date of termination, grant Pharmacyclics [****]; and

e) assign to Pharmacyclics all right, title, and interest of Xynomic in each Product Trademark.

10.6.2. In the event of a termination of this Agreement in its entirety due to Pharmacyclics’ s material breach pursuant to Section 10.2, then Xynomic may choose to continue to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory under all rights and licenses granted by Pharmacyclics hereunder; provided all payment obligations under Section 4 of this Agreement shall be [****].

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

10.7. Termination of Terminated Territory. In the event of a termination of this Agreement with respect to a Terminated Territory by Pharmacyclics pursuant to Section 10.2.2 (but not in the case of any termination of this Agreement in its entirety), to the extent permitted by Applicable Law:

a) all rights and licenses granted by Pharmacyclics hereunder shall automatically be deemed to be amended to exclude, if applicable, the right to make, use, market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Licensed Products in such Terminated Territory;

b) Xynomic shall, and hereby does effective as of the effective date of termination, grant Pharmacyclics [****]

c) Xynomic shall, and hereby does effective as of the effective date of termination, assign to Pharmacyclics [****]

d) Xynomic shall, and hereby does effective as of the effective date of termination, grant Pharmacyclics [****]; and

e) assign to Pharmacyclics all right, title, and interest of Xynomic in each Product Trademark in such Terminated Territory.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

10.8. Transition Assistance.

10.8.1. In the event of termination of this Agreement in its entirety for any reason other than Pharmacyclics’ material breach pursuant to Section 10.2, Xynomic shall, where permitted by Applicable Law:

a) [****]

b) [****]

c) unless expressly prohibited by any Regulatory Authority, at Pharmacyclics’ written request, transfer control to Pharmacyclics of all clinical studies being conducted by Xynomic as of the effective date of termination and continue to conduct such clinical studies, at Xynomic’s cost, for up to six (6) months to enable such transfer to be completed without interruption of any such clinical study; provided that (A) Pharmacyclics shall not have any obligation to continue any clinical study unless required by Applicable Law, and (B) with respect to each clinical study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Xynomic shall continue to conduct such clinical study to completion, at Xynomic’s cost;

d) [****]

e) [****]

f) [****]

g) [****]

10.8.2. In the event of a termination of this Agreement with respect to a Terminated Territory by Pharmacyclics pursuant to Section 10.2.2 (but not in the case of any termination of this Agreement in its entirety), Xynomic shall:

a) [****]

b) [****]

c) [****]

d) [****]

e) [****]

10.9. Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies)) or other jurisdiction(s) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

10.10. Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies)) or other jurisdiction(s) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Section 3.3.2 (Termination of Sublicenses), Section 4.5 (Mode of Payments; Offsets), Section 4.6 (Withholding Taxes), Section 4.7 (Indirect Taxes), Section 4.9 (Interest on Late Payments), Section 4.10 (Financial Records), Section 5.1 (Ownership of Intellectual Property), Section 7.1 (Confidentiality Obligations), Section 7.2 (Permitted Disclosures) Section 7.4 (Public Announcements), Section 7.6 (Trade Secrets), Section 7.7 (Return of Confidential Information), Section 7.8 (Survival), and ARTICLE 9 (Indemnity), ARTICLE 10 (Term and Termination) and ARTICLE 11 (Miscellaneous) of this Agreement shall survive the termination or expiration of this Agreement for any reason. If this Agreement is terminated with respect to the Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory).

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

ARTICLE 11
MISCELLANEOUS

11.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [****] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. Without limitation to the foregoing, to the extent that an event of force majeure continues for a period [****], the affected Party shall promptly notify in writing the other Party of such event and [****] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith [****]

11.2. Export Control. The Parties acknowledge that certain products, technology, technical data and software (including certain services and training) and certain transactions may be subject to export controls and/or sanctions under Applicable Law (including the Export Administration Regulations, 15 C.F.R. §§730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury). Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

11.3. Assignment. Except as expressly provided herein, without the prior written consent of the other Party, neither Party may sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder to any Third Party, provided that (a) the assignment of this Agreement by operation of law pursuant to a merger or consolidation of either Party with or into any Third Party shall, regardless of the identity of the surviving entity to such merger or consolidation, not be deemed an assignment in violation of this Section 11.3, (b) either Party, without such consent, may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder, and (c) either Party, without such consent, may assign its rights and delegate its duties hereunder to a successor entity or acquirer, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such assignee of all its obligations hereunder. Any attempted assignment or delegation in violation of this Section 11.3 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Pharmacyclics or Xynomic, as the case may be.

11.4. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

11.5. Governing Law, Jurisdiction and Service.

11.5.1. Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning the construction or effect of patent applications and patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular patent application or patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.5.2. Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.7.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court, unless otherwise required by the Applicable Laws.

11.6. Dispute Resolution. Except as provided in Section 4.10, if a dispute arises between the Parties in connection with or relating to this Agreement (a “Dispute”), it shall be resolved pursuant to this Section 11.6.

11.6.1. General. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers or their delegate and reduced to writing shall be conclusive and binding on the Parties. If the Senior Officers or their delegates are not able to agree on the resolution of any such issue within thirty (30) days after such issue was first referred to them, then either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Section 11.6.2 for purposes of having the matter settled.

11.6.2. ADR. Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 11.6.2.

11.6.3. Adverse Ruling. Any determination pursuant to this Section 11.6 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

11.6.4. Interim Relief and Tolling. Notwithstanding anything herein to the contrary, nothing in this Section 11.6 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute following the ADR procedures set forth in Section 11.6.2, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

11.7. Notices.

11.7.1. Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (i) delivered by hand or sent by facsimile transmission (with transmission confirmed), (ii) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.7.2 or (iii) to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.7.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 11.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.7.2. Address for Notice.

If to Xynomic, to:

1910 Thomes Avenue Cheyenne, WY 8200 l Attention: CEO

Fax: (650) 435-5938

copy to:

Sidley Austin LLP

Suite 2009, 5 Corporate Avenue

150 Hubin Road

Shanghai 200021, China

Attention: Wendy Pan, Partner

Fax: +86 (21) 5306 8966

If to Pharmacyclics, to:

Pharmacyclics LLC

999 E. Arques Avenue

Sunnyvale, CA 94085

Attention: President

copy to:

AbbVie Inc.

I North Waukegan Road

North Chicago, Illinois 60064 U.S.

Attention: Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Fax: (847) 935-3294

11.8. Entire Agreement; Amendments. This Agreement and Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure Agreement between Xynomic, Inc. and Pharmacyclics or their respective Affiliates effective as of August 30, 2016. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.9. Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

11.10. English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.11. No Benefit to Third Parties. Except as provided in ARTICLE 9, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

11.12. Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.13. Relationship of the Parties. It is expressly agreed that Pharmacyclics, on the one hand, and Xynomic, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency, including for all tax purposes. Neither Pharmacyclics, on the one hand, nor Xynomic, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

11.14. Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

11.15. References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section, and (iii) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

11.16. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written.

PHARMACYCLICS LLC

By:	/s/ Wulff-Erik von Borcke
Name:	Wulff-Erik von Borcke
Title:	President

XYNOMIC PHARMACEUTICALS, INC.

By:	/s/ Yinglin Mark Xu
Name:	Yinglin Mark Xu
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO LICENSE AGREEMENT]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 1.40     Licensed Compounds

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 2.6     Development and Supply Agreements

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 2.8     Manufacturing Technology Transfer

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 7.4     Initial Press Release

Draft News Release Regarding Licensing of Abexinostat (to be Issued in Both English and Chinese)

CHEYENNE, Wyoming, United States, Feb. __, 2017 -- Xynomic Pharmaceuticals, Inc., an oncology drug research and development company, today announced that it has acquired exclusive worldwide rights to develop, manufacture and commercialize Abexinostat, a potentially best-in-class innovative HDAC inhibitor targeting hematological and solid tumors.

To date a total of 14 Phase 1 and 2 clinical trials of Abexinostat in US, EU and Asia has already been completed, demonstrating best-in-class efficacy and excellent safety profile. Xynomic aims to initiate Phase 3 registrational trials worldwide in Q3’2017.

“We are honored and excited to forge this landmark agreement. We will deploy necessary resources and closely work with KOLs to expeditiously bring this innovative drug to the market to address unmet medical needs.” said Mr. Y. Mark Xu, Co-Founder, Chairman and CEO of Xynomic.

About Xynomic Pharmaceuticals, Inc.

A US company founded by seasoned biopharmaceutical executives and successful entrepreneurs, Xynomic focuses on in-licensing, developing and commercializing oncology drug candidates in US, Asia, EU and rest of the world. The founding executives worked at leading multinational biopharmaceutical companies (Schering, Eli Lilly, Merck and Roche) in R&D roles. The founders also had successful entrepreneurial experiences including founding, building and exiting successful US-China biopharmaceutical companies.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 8.2.7     Pharmacyclics Patents

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Schedule 11.6.2     ADR Procedures

Any Dispute referred to ADR under this Agreement shall be resolved as follows:

1.	To begin an ADR proceeding, a Party shall provide written notice to the other Party of the Dispute to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the arbitration, add additional issues to be resolved within the same ADR.

2.	Within twenty-one (21) days following the initiation of the ADR proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free neutral to preside in the resolution of all issues in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, each Party will select one (1) independent, impartial and conflicts-free neutral and those two (2) neutrals will select a third independent, impartial and conflicts-free neutral within ten (10) days thereafter (such neutral(s), the “Neutral”). None of the neutrals selected may be current or former employees, officers or directors of either Party or its Affiliates.

3.	No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the Neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the Neutral shall designate a location other than the principal place of business of either Party or any of their Affiliates.

4.	At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the Neutral:

(a)	a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral;

(b)	a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)	a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed ruling shall not contain any recitation of the facts or any legal arguments, and the proposed remedy shall not include any punitive damages. The proposed ruling and the proposed remedy collectively shall not exceed one (1) page per issue.

(d)	a brief in support of such Party’s proposed rulings and remedies; provided, that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

5.	The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)	Each Party shall be entitled to five (5) hours of hearing time to present its case. The Neutral shall determine whether each Party has had the five (5) hours to which it is entitled.

(b)	Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents, or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)	The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address therein not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)	Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)	Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the Neutral shall have sole discretion regarding the admissibility of any evidence.

6.	Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies; provided, that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.	The Neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one (1) of the Parties on each disputed issue but may adopt one (1) Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.	The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)	If the Neutral rules in favor of one (1) Party on all disputed issues in the ADR, the losing Party shall pay one hundred percent (100%) of such fees and expenses.

(b)	If the Neutral rules in favor of one (1) Party on some issues and the other Party on other issues, the Neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The Neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.	The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.	Except as provided in paragraph 9 or as required by law, the existence of the Dispute, any settlement negotiations, the ADR proceeding, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed to be Confidential Information of both Parties. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11.	All ADR proceedings shall be conducted in the English language.

Each Party shall have the right to be represented by counsel in all aspects of any ADR proceedings.